                                                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Nordstrom, Inc. and management's report on the effectiveness of internal control over financial reporting dated March 22, 2007, appearing in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended February 3, 2007.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington
September 13, 2007